Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

FOR IMMEDIATE RELEASE
Contact:
Steve Crosby
SVP, Government and Regulatory Affairs
916.206.8198
steven.crosby@frontiercorp.com

Frontier Disappointed with Illinois Administrative Law Judge Draft Order

The formal record that was developed over recent months by Frontier, Verizon and others regarding the transaction between Frontier Communications and Verizon directly contradicts an Administrative Law Judge’s (ALJ) recommendations.  The following statement from Frontier Communications should be attributed to Dan McCarthy, Chief Operating Officer of Frontier Communications (NYSE: FTR).

SPRINGFIELD, Ill., March 9, 2010 -- Today’s proposed order by an ALJ in Illinois ignores the numerous public interest benefits outlined in the complete record developed in the Frontier/Verizon transaction.   This record fully addresses the issues raised by the ALJ.  We are confident that once the full Illinois Commerce Commission reviews the record, they will vote to support the transaction.

Frontier and Verizon have addressed all major issues in several settlements reached with parties in this transaction.  The companies have agreed to multiple conditions proposed by the Staff of the Commission and have also entered into settlement agreements to resolve the issues raised by wholesale customers that intervened in this proceeding.   Additional parties to settlements include:  Comcast Phone of Illinois, Level 3 Communications, Inc., the Illinois Public Telecommunications Association, the Department of Defense and All Other Federal Executive Agencies, the Attorney General and the Citizens Utility Board.

Finally, as part of those settlements, Frontier has formally committed to expand broadband to 85 percent of the households in the Verizon Illinois service areas covered by the transaction and spend in excess of $40 million to accomplish this effort.

In the next two weeks, Frontier will respond to the ALJ recommendation and will restate its qualifications as a premier provider of telecommunications services to the citizens of Illinois.

Frontier has been a leading provider of telecommunications services to Illinois customers for a decade, and during this time we have demonstrated our ability to meet our commitment to providing quality service. Without any regulatory mandates we have deployed broadband availability to more than 90 percent of our footprint in Illinois.

“We hope to deliver these same broadband benefits to even more consumers in Illinois as soon as possible.”

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) is a full-service communications provider and one of the largest local exchange telephone companies in the country serving rural areas and small and medium-sized towns and cities. Frontier is included in the S&P 500 Index. Frontier Communications offers telephone, television and Internet services, including wireless Internet data access, as well as bundled offerings, specialized bundles for small businesses and home offices, and data security solutions.  Additional information about Frontier products and services is available at www.frontier.com. More information about the company may be found at www.frontier.com/ir.

####

Additional Information and Where to Find It

This filing is not a substitute for the definitive prospectus/proxy statement included in the Registration Statement on Form S-4 that Frontier filed, and the SEC has declared effective, in connection with the proposed transactions described in the definitive prospectus/proxy statement. INVESTORS ARE URGED TO READ THE DEFINITIVE PROSPECTUS/PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. The definitive prospectus/proxy statement and other documents filed or to be filed by Frontier with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier, 3 High Ridge Park, Stamford, CT 06905-1390, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Frontier’s stockholders approved the proposed transactions on October 27, 2009, and no other vote of the stockholders of Frontier or Verizon is required in connection with the proposed transactions.